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                                                                    Exhibit 4.11

                             CERTIFICATE OF TRUST OF
                         UNION ELECTRIC CAPITAL TRUST I

            THIS CERTIFICATE OF TRUST of Union Electric Capital Trust I (the "Trust"), dated as of June 17, 2002, is being duly executed and filed by The Bank of New York (Delaware), a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss.ss. 3801 et seq.).

      1. Name. The name of the business trust formed hereby is "Union Electric Capital Trust I".

      2. Delaware Trustee. The name and address of the trustee of the Trust with a principal place of business in the State of Delaware is:

                        The Bank of New York (Delaware)
                        White Clay Center
                        Route 273
                        Newark, Delaware 19711

      3. Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

            IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first written above.



                                    THE BANK OF NEW YORK (DELAWARE),
                                    not in its individual capacity,
                                    but solely as trustee



                                    By:   /s/ WILLIAM L. LEWIS
                                          ------------------------------------
                                          Name:  WILLIAM L. LEWIS
                                          Title: Senior Vice President